Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
July 15, 2020	Vito S. Pantilione, President and CEO
John F. Hawkins, Executive Vice President and CFO
(856) 256-2500

PARKE BANCORP, INC. ANNOUNCES COMPLETION OF $30 MILLION

SUBORDINATED NOTES OFFERING

WASHINGTON TOWNSHIP, NEW JERSEY – Parke Bancorp, Inc. (the “Company”) (NASDAQ: PKBK), the holding company for Parke Bank, announced today the completion of a private placement of $30 million in ten-year, fixed-to-floating rate subordinated notes due 2030 (the “Notes”) to certain qualified institutional buyers and accredited investors. The Notes will initially bear interest at a fixed annual rate of 6.50%, for five years and will reset quarterly thereafter to the then current three-month SOFR plus 644 basis points. The Company may redeem the Notes on or after July 15, 2025, or at any time upon certain other specified events. The Notes have been structured to qualify initially as Tier 2 capital for the Company for regulatory capital purposes. The Company intends to use the net proceeds of the offering for general corporate purposes.

“We are pleased to announce the successful completion of our offering of the Notes on favorable terms. This capital raise will allow us to take advantage of opportunities in our market area on behalf of our customers and our shareholders, and provides us with additional flexibility without diluting our current shareholders” said Vito S. Pantilione, President and Chief Executive Officer of the Company.

Piper Sandler served as sole placement agent for the offering. Jones Walker LLP, Washington, D.C., served as legal counsel to Parke Bancorp, Inc. and Kilpatrick Townsend & Stockton LLP served as legal counsel to Piper Sandler.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from the registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Parke Bancorp, Inc.

Parke Bancorp, Inc. was incorporated in January 2005, while Parke Bank commenced operations in January 1999. Parke Bancorp and Parke Bank maintain their principal offices at 601 Delsea Drive, Washington Township, New Jersey. Parke Bank conducts business through a branch office in Northfield, New Jersey, two branch offices in Washington Township, New Jersey, a branch office in Galloway Township, New Jersey, a branch office in Collingswood, New Jersey, a branch in center city Philadelphia and a branch in Chinatown in Philadelphia. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small-sized businesses primarily in Gloucester, Atlantic and Cape May counties in New Jersey and Philadelphia and surrounding counties in Pennsylvania. Parke Bank’s deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp’s common stock is traded on the NASDAQ Capital Market under the symbol “PKBK”.

Forward-Looking Statements

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Parke Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Parke Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Parke Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Parke Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Parke Bancorp, Inc.’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Parke Bancorp, Inc. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Parke Bancorp, Inc. does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.